Exhibit 99.1
GUILD HOLDINGS COMPANY REPORTS FIRST QUARTER 2022 RESULTS

$6.1 billion Originations	$482 million Net Revenue	$208 million Net Income	$32 million Adjusted Net Income

Announces $20.0 Million Share Repurchase Program, Subsequent to Quarter End

SAN DIEGO, California May 6, 2022 – Guild Holdings Company (NYSE: GHLD) (“Guild” or the “Company”), a growth-oriented mortgage company that employs a relationship-based loan sourcing strategy to execute on its mission of delivering the promise of homeownership, today announced results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights	Total in-house originations of $6.1 billion compared to $8.8 billion in the prior quarter
Net revenue of $481.8 million compared to $343.1 million in the prior quarter
Net income of $208.0 million compared to $42.2 million in the prior quarter
Servicing portfolio unpaid principal balance of $73.3 billion
Adjusted net income and Adjusted EBITDA totaled $32.1 million and $46.7 million, respectively, compared to $22.3 million and $38.6 million, respectively, in the prior quarter
Return on equity of 81.2% and adjusted return on equity of 12.5%, compared to 18.2% and 9.6%, respectively, in the prior quarter
CEO Commentary

“Our financial results for the first quarter of 2022 reinforced the benefits of our differentiated originations business and our balanced model,” said Mary Ann McGarry, CEO. “Our scale-enabled servicing platform acted as an effective hedge to softer origination volumes and tighter gain-on-sale margins across the industry, which the MBA signaled is in a cycle of higher interest rates and lower refinance volumes. We achieved strong growth in servicing fees and sizeable gains in the underlying value of the MSRs on our balance sheet.

“Our purchase-focused originations business is well positioned to gain market share for the long term. We have built our retail distribution platform and loan officer network to now serve 49 states, with a strong management team in place that has successfully navigated the company through multiple mortgage cycles.

“Furthermore, innovation is part of our DNA. We recently introduced GreenSmartAdvantage in partnership with The Home Depot to help homebuyers save utility costs and manage multiple payments by bundling the costs of new energy-efficient appliances into a single mortgage loan.

“We remain focused on delivering consistent and profitable growth across interest rate cycles. We have generated a 40.4% adjusted return on equity over the last five years, and our tangible book value grew 30% on a sequential basis to $15.02 as of March 31, 2022.”
-    Mary Ann McGarry, CEO of Guild Holdings Company

First Quarter 2022 Results	Originated 66% of closed loan origination volume from purchase business, compared to the Mortgage Bankers Association average of 55%
Gain on sale margins on originations of 400 bps
Gain on sale margins on pull-through adjusted locked volume of 334 bps
UPB of servicing portfolio grew 3% in Q1 2022 compared to Q4 2021 to $73 billion
Refinance recapture rate of 55%

First Quarter Summary

($ amounts in millions, except per share amounts)	1Q’22	4Q’21	1Q’21	Seq %∆	YoY %∆
Total in-house originations	$6,061.6	$8,835.3	$9,768.0	(31%)	(38%)
Gain on sale margin on originations (bps)	400	347	457	15%	(12%)
Gain on sale margin on pull-through adjusted locked volume	334	394	480	(15%)	(30%)
UPB of servicing portfolio (period end)	$73,250.6	$70,938.6	$62,891.3	3%	16%
Net revenue	$481.8	$343.1	$526.2	40%	(8%)
Total expenses	$203.6	$281.1	$312.6	(28%)	(35%)
Net income	$208.0	$42.2	$160.6	393%	29%
Return on equity	81.2%	18.2%	78.6%	346%	3%
Adjusted net income	$32.1	$22.3	$106.4	44%	(70%)
Adjusted EBITDA	$46.7	$38.6	$144.3	21%	(68%)
Adjusted return on equity	12.5%	9.6%	52.1%	30%	(76%)
Earnings per share	$3.41	$0.69	$2.68	394%	27%
Diluted earnings per share	$3.38	$0.69	$2.67	390%	27%
Adjusted earnings per share	$0.53	$0.37	$1.77	42%	(70%)
First Quarter Origination Segment Results
Origination segment net income increased 19% quarter-over-quarter to $63.4 million from $53.4 million primarily driven by an upward adjustment to the fair value of the contingent liabilities related to acquisitions, partially offset by the decrease in the volume of originations as a result of higher interest rates. Gain on sale margins on pull-through adjusted locked volume decreased 15% quarter-over-quarter to 334 bps due to pricing pressures from capacity constraints among mortgagors in the increasing interest rate environment. Total pull-through adjusted locked volume in the first quarter of 2022 was $7.3 billion. The segment’s expenses were $182.2 million compared to $253.8 million in the sequential quarter primarily due to decreases in salaries, incentive compensation and benefits expenses paid to our origination teams.

($ amounts in millions)	1Q’22	4Q’21	1Q’21	Seq %∆	YoY %∆
Total in-house originations	$6,061.6	$8,835.3	$9,768.0	(31)%	(38)%
In-house originations # (000’s)	19	29	35	(34)%	(46)%
Net revenue	$245.6	$307.2	$447.6	(20)%	(45)%
Total expenses	$182.2	$253.8	$287.5	(28)%	(37)%
Net income allocated to origination	$63.4	$53.4	$160.1	19%	(60)%
First Quarter Servicing Segment Results
Net income attributed to the servicing segment was $226.8 million compared to $27.3 million in the sequential quarter. The Company retained servicing rights of 89% for total loans sold in the first quarter of 2022.
Net revenue totaled $237.6 million compared to $37.5 million in the sequential quarter driven by adjustments to the fair value of the Company’s Mortgage Servicing Rights, which increased to $184.6 million in the first quarter 2022, compared to a decrease of $17.0 million in the sequential quarter due to increasing interest rates and lower prepayment speeds. Guild recaptured 55% of refinance volumes as new originations, which aligns with the Company’s synergistic business model.

($ amounts in millions)	1Q’22	4Q’21	1Q’21	Seq %∆	YoY %∆
UPB of servicing portfolio (period end)	$73,250.6	$70,938.6	$62,891.3	3%	16%
# Loans serviced (000’s) (period end)	307	301	280	2%	10%
Loan servicing and other fees	$53.2	$51.7	$45.2	3%	18%
Valuation adjustment of MSRs	$184.6	$(17.0)	$35.7	1,186%	416%
Net revenue	$237.6	$37.5	$79.9	533%	197%
Total expenses	$10.9	$10.2	$12.8	6%	(15%)
Net income allocated to servicing	$226.8	$27.3	$67.1	731%	238%

Share Repurchase Program
On May 5, 2022, the Board of Directors of Guild authorized the Company to repurchase up to $20.0 million of the Company’s outstanding Class A common shares over the next 24 months. The share repurchase program allows Guild to repurchase its Class A common shares from time to time on the open market or in privately negotiated transactions. Guild is not obligated to purchase any shares under the share repurchase program and the timing of any repurchases will depend on a number of factors, including, but not limited to, stock price, trading volume, market conditions, and other general business considerations. The share repurchase program may be modified, suspended or terminated by the Board of Directors of Guild at any time. Guild intends to fund any repurchases under the share repurchase program with cash on hand.

Balance Sheet and Liquidity Highlights
The Company’s operating cash position was $244.0 million at March 31, 2022. At March 31, 2022, the Company’s unutilized loan funding capacity represented $1.9 billion, while the unutilized Mortgage Servicing Rights line of credit was $200.0 million, based on total committed amounts and borrowing base limitations.

(in millions)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$244.0	$243.1
Mortgage servicing rights, net	$937.6	$675.3
Warehouse lines of credit	$1,156.8	$1,927.5
Notes payable	$160.2	$250.2
Total stockholders’ equity	$1,129.3	$920.0
Webcast and Conference Call
The Company will host a webcast and conference call on Friday, May 6, 2022 at 8:30 a.m. Eastern Time to discuss the Company’s results for the first quarter ended March 31, 2022.
The conference call will be available on the Company's website at https://ir.guildmortgage.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register. The conference call can also be accessed by the following dial-in information:
•1-877-407-0789 (Domestic)
•1-201-689-8562 (International)
A replay of the call will be available on the Company's website at https://ir.guildmortgage.com/ approximately two hours after the live call through May 20, 2022. The replay is also available by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 13729478.
About Guild Holdings Company
Founded in 1960 when the modern U.S. mortgage industry was just forming, Guild Holdings Company is a nationally recognized independent mortgage lender providing residential mortgage products and local in-house origination and servicing. Guild’s collaborative culture and commitment to diversity and inclusion enable it to deliver a personalized experience for each customer. With more than 5,000 employees and over 250 retail branches, Guild has relationships with credit unions, community banks, and other financial institutions and services loans in 49 states and the District of Columbia. Guild’s highly trained loan professionals are experienced in government-sponsored programs such as FHA, VA, USDA, down payment assistance programs and other specialized loan programs. Its shares of Class A common stock trade on the New York Stock Exchange under the symbol GHLD.

Contacts
Investors: investors@guildmortgage.net 858-956-5130 Media: Melissa Rue Nuffer, Smith, Tucker mkr@nstpr.com 619-296-0605 Ext. 247

Forward-Looking Statements
This press release contains forward-looking statements, including statements about future profitability and gaining market share and statements regarding our intention to repurchase shares of the Company’s Class A common shares pursuant to the share repurchase program, the timing of such program, and the sources and available funding for such repurchases. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements include, but are not limited to, the following: any disruptions in the secondary home loan market and their effects on our ability to sell the loans that we originate; any changes in macroeconomic and U.S. residential real estate market conditions; any changes in certain U.S. government-sponsored entities and government agencies, and any organizational or pricing changes in these entities, their guidelines or their current roles; the effects of any termination of our servicing rights; any changes in prevailing interest rates or U.S. monetary policies; the effects of our existing and future indebtedness on our liquidity and our ability to operate our business; any disruption in the technology that supports our origination and servicing platform; our failure to identify, develop and integrate acquisitions of other companies or technologies, or any diversion of our management’s attention due to the foregoing, including risks related to our recent acquisition of Residential Mortgage Services Holdings, Inc.; the effects of the ongoing COVID-19 pandemic; pressure from existing and new competitors; any failure to maintain or grow our historical referral relationships with our referral partners; any delays in recovering service advances; inaccuracies in the estimates of the fair value of the substantial portion of our assets that are measured on that basis (including our mortgage servicing rights, or “MSRs”); any failure to adapt to and implement technological changes; the failure of the internal models that we use to manage risk and make business decisions to produce reliable or accurate results; the degree of business and financial risk associated with certain of our loans; any cybersecurity breaches or other vulnerability involving our computer systems or those of certain of our third-party service providers; our inability to secure additional capital, if needed, to operate and grow our business; the impact of operational risks, including employee or consumer fraud, the obligation to repurchase sold loans in the event of a documentation error, and data processing system failures and errors; any repurchase or indemnification obligations caused by the failure of the loans that we originate to meet certain criteria or characteristics; the seasonality of the mortgage origination industry; any failure to protect our brand and reputation; any non-compliance with the complex laws and regulations governing our mortgage loan origination and servicing activities our control by, and any conflicts of interest with, McCarthy Capital Mortgage Investors, LLC; the risks related to our status as a “controlled company”; the significant influence on our business that members of our board and management team are able to exercise as stockholders; our dependence, as a holding company, upon distributions from Guild Mortgage Company LLC to meet our obligations; the risks related to our Class A common stock and our dual class common stock structure; risks and uncertainties related to the market price of the Company’s Class A common shares, our ability to complete repurchases under the share repurchase program in the amount authorized or at all, the impact of the share repurchase program on our business and financial condition; the identification of material weaknesses in our internal control over financial reporting; and the other risks, uncertainties and factors set forth under Item IA. – Risk Factors and all other disclosures appearing in Guild’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as other documents Guild files from time to time with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we undertake no obligation to update any forward-looking statement made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.
Adjusted Net Income. We define Adjusted Net Income as earnings attributable to Guild before the change in the fair value measurements related to our MSRs, contingent liabilities related to completed acquisitions due to changes in valuation assumptions, amortization of acquired intangible assets and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations. Adjusted Net Income is also adjusted by applying an implied tax effect to these adjustments. In addition we exclude the change in the fair value of MSRs due to changes in model inputs and assumptions from Adjusted Net Income and Adjusted EBITDA below because we believe this non-cash, non-realized adjustment to net revenues is not indicative of our operating performance or results of operations but rather reflects changes in model inputs and assumptions (e.g., prepayment speed, discount rate and cost to service assumptions) that impact the carrying value of the Company’s MSRs from period to period.
Adjusted Earnings Per Share. We define Adjusted Earnings Per Share as our adjusted net income divided by the basic weighted average shares outstanding of our Class A and Class B common stock.
Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest (without adjustment for net warehouse interest related to loan fundings and payoff interest related to loan prepayments), taxes, depreciation and amortization and net income attributable to the non-controlling interest exclusive of any change in the fair value measurements of the MSRs due to valuation assumptions, contingent liabilities from business acquisitions and stock-based compensation. We exclude these items because we believe they are non-cash expenses that are not reflective of our core operations or indicative of our ongoing operations.
Adjusted Return on Equity. We define Adjusted Return on Equity as annualized Adjusted Net Income as a percentage of average beginning and ending stockholders’ equity during the period.
We use these non-GAAP financial measures to evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. These non-GAAP financial measures are designed to evaluate operating results exclusive of fair value adjustments that are not indicative of management’s operating performance. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.
Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than net income (loss) or net income (loss) attributable to Guild, which are the most directly comparable financial measures calculated and presented in accordance with GAAP for Adjusted Net Income and Adjusted EBITDA, and Return on Equity, which is the most directly comparable financial measure calculated and presented in accordance with GAAP for Adjusted Return on Equity. These limitations include that these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

For more information on these non-GAAP financial measures, please see the “GAAP to Non-GAAP Reconciliations” included at the end of this release.

Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share and per share amounts)	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$243,999	$243,108
Restricted cash	6,312	5,012
Mortgage loans held for sale	1,281,799	2,204,216
Ginnie Mae loans subject to repurchase right	628,157	728,978
Accounts and interest receivable	34,513	68,359
Derivative assets	78,002	27,961
Mortgage servicing rights, net	937,556	675,340
Intangible assets, net	39,038	41,025
Goodwill	173,434	175,144
Other assets	210,708	214,061
Total assets	$3,633,518	$4,383,204
Liabilities and stockholders’ equity
Warehouse lines of credit	$1,156,829	$1,927,478
Notes payable	160,167	250,227
Ginnie Mae loans subject to repurchase right	628,815	729,260
Accounts payable and accrued expenses	51,294	56,836
Accrued compensation and benefits	49,788	75,079
Investor reserves	17,380	18,437
Contingent liabilities due to acquisitions	20,438	59,500
Derivative liabilities	12,087	2,079
Operating lease liabilities	93,949	97,836
Note due to related party	2,099	2,614
Deferred compensation plan	100,493	101,600
Deferred tax liabilities	210,921	142,245
Total liabilities	2,504,260	3,463,191
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value; 250,000,000 shares authorized; 20,723,912 shares issued and outstanding at March 31, 2022 and December 31, 2021	207	207
Class B common stock, $0.01 par value; 100,000,000 shares authorized; 40,333,019 shares issued and outstanding at March 31, 2022 and December 31, 2021	403	403
Additional paid-in capital	43,407	42,175
Retained earnings	1,085,192	877,194
Non-controlling interest	49	34
Total stockholders' equity	1,129,258	920,013
Total liabilities and stockholders’ equity	$3,633,518	$4,383,204

Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended
(in thousands, except per share amounts)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Revenue
Loan origination fees and gain on sale of loans, net	$242,639	$306,208	$446,589
Loan servicing and other fees	53,177	51,660	45,199
Valuation adjustment of mortgage servicing rights	184,601	(16,991)	35,743
Interest income	15,263	17,724	15,098
Interest expense	(14,138)	(15,560)	(16,511)
Other income, net	220	16	69
Net revenue	481,762	343,057	526,187
Expenses
Salaries, incentive compensation and benefits	187,329	249,609	266,724
General and administrative	(5,630)	7,758	26,906
Occupancy, equipment and communication	18,312	19,820	14,832
Depreciation and amortization	3,913	4,119	1,654
(Relief) provision for foreclosure losses	(321)	(212)	2,462
Total expenses	203,603	281,094	312,578
Income before income tax expense	278,159	61,963	213,609
Income tax expense	70,186	19,794	53,005
Net income	207,973	42,169	160,604
Net income attributable to non-controlling interest	15	9	—
Net income attributable to Guild	$207,958	$42,160	$160,604

Net income per share attributable to Class A and Class B Common Stock:
Basic	$3.41	$0.69	$2.68
Diluted	$3.38	$0.69	$2.67
Weighted average shares outstanding of Class A and Class B Common Stock:
Basic	61,057	61,043	60,000
Diluted	61,494	61,530	60,211

Key Performance Indicators
Management reviews several key performance indicators to evaluate our business results, measure our performance and identify trends to inform our business decisions. Summary data for these key performance indicators is listed below.

	Three Months Ended
($ and units in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Origination Data
$ Total in-house origination(1)	$6,061,553	$8,835,335	$9,768,037
# Total in-house origination	19	29	35
$ Retail in-house origination	5,779,346	8,510,077	9,484,695
# Retail in-house origination	18	27	33
$ Retail brokered origination(2)	53,095	45,204	13,315
Total originations	$6,114,648	$8,880,539	$9,781,352
Gain on sale margin (bps)(3)	400	347	457
Pull-through adjusted locked volume(4)	7,257,489	7,780,120	9,311,747
Gain on sale margin on pull-through adjusted locked volume (bps)(5)	334	394	480
Refinance recapture rate(6)	55%	61%	69%
Purchase origination %	66%	62%	37%
Servicing Data
UPB (period end)(7)	$73,250,575	$70,938,588	$62,891,262
_________________
(1)Includes retail and correspondent loans and excludes brokered loans.
(2)Brokered loans are defined as loans we originate in the retail channel that are processed by us but underwritten and closed by another lender. These loans are typically for products we choose not to offer in-house.
(3)Represents loan origination fees and gain on sale of loans, net divided by total in-house origination to derive basis points.
(4)Pull-through adjusted locked volume is equal to total locked volume multiplied by pull-through rates of 93.8%, 91.5% and 92.2% as of March 31, 2022, December 31, 2021 and March 31, 2021, respectively. We estimate the pull-through rate based on changes in pricing and actual borrower behavior using a historical analysis of loan closing data and “fallout” data with respect to the number of commitments that have historically remained unexercised.
(5)Represents loan origination fees and gain on sale of loans, net divided by pull-through adjusted locked volume.
(6)Refinance recapture rate is calculated as the total UPB of our clients that originated a new mortgage with us to refinance an existing mortgage in a given period, divided by the total UPB of our clients that paid off their existing mortgage and originated a new mortgage in the same period.
(7)Excludes subserviced portfolios of $729.7 million as of March 31, 2021. During the fourth quarter of 2021, we sold our subservicing portfolios.

GAAP to Non-GAAP Reconciliations
Reconciliation of Net Income Attributable to Guild to Adjusted Net Income
(unaudited)

	Three Months Ended
(in millions, except per share amounts)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Net income attributable to Guild	$208.0	$42.2	$160.6
Net income attributable to non-controlling interest(1)	—	—	—
Net income	$208.0	$42.2	$160.6
Add adjustments:
Change in fair value of MSRs due to model inputs and assumption	(209.5)	(16.8)	(80.6)
Change in fair value of contingent liabilities due to acquisitions	(28.9)	(13.6)	6.6
Amortization of acquired intangible assets	2.0	2.0	—
Stock-based compensation	1.3	1.4	1.6
Tax impact of adjustments(2)	59.3	7.2	18.2
Adjusted Net Income	$32.1	$22.3	$106.4

Weighted average shares outstanding of Class A and Class B Common Stock	61	61	60
Earnings per share	$3.41	$0.69	$2.68
Adjusted earnings per share	$0.53	$0.37	$1.77
_________________
Amounts may not foot due to rounding.
(1)Net income attributable to non-controlling interest was $15 thousand and $9 thousand for the three months ended March 31, 2022 and December 31, 2021, respectively.
(2)Implied tax rate used was 25.2%, 26.7% and 25.1% for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021, respectively.
Reconciliation of Net Income to Adjusted EBITDA
(unaudited)

	Three Months Ended
(in millions)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Net income	$208.0	$42.2	$160.6
Add adjustments:
Interest expense on non-funding debt	1.7	1.6	1.4
Income tax expense	70.2	19.8	53.0
Depreciation and amortization	3.9	4.1	1.7
Change in fair value of MSRs due to model inputs and assumptions	(209.5)	(16.8)	(80.6)
Change in fair value of contingent liabilities due to acquisitions	(28.9)	(13.6)	6.6
Stock-based compensation	1.3	1.4	1.6
Adjusted EBITDA	$46.7	$38.6	$144.3

Reconciliation of Return on Equity to Adjusted Return on Equity
(unaudited)

	Three Months Ended
($ in millions)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Numerator: Adjusted Net Income	$32.1	$22.3	$106.4
Denominator: Average stockholders’ equity	1,024.6	928.8	817.1
Adjusted Return on Equity	12.5%	9.6%	52.1%
Return on Equity	81.2%	18.2%	78.6%